Exhibit 99

                Lasersight Again Fails to Timely File SEC Report;
                      Continues Reorganization Discussions

    WINTER PARK, Fla., Nov. 13 /PRNewswire-FirstCall/ -- Lasersight, Incorporated (OTC Pink Sheets: LASEQ) announced today that it will not timely file its third quarter SEC Form 10-Q due on November 14, 2003. The Company did file a Form 12b-25 on November 13, 2003 advising that the Company no longer has the financial resources or staff to file the quarterly reports on a timely basis. As a late filer, the Company's securities are now traded in the over-the-counter (OTC) market via the "Pink Sheets." Due to the previously announced bankruptcy filing, the company had a fifth character "Q" added to its security-trading symbol to denote "the company is in bankruptcy."
    The Company did file its initial monthly operating report for the period of September 5, 2003 through September 30, 2003 (the "Operating Report") with the U.S. Bankruptcy Court for the Middle District of Florida -- Orlando Division -- the (Bankruptcy Court"). Copies of the operating report may be obtained for a fee from the Bankruptcy Court's website located at http://www.flmb.uscourts.gov/.
    As previously announced on September 5, 2003, the Company filed for Chapter 11 bankruptcy protection and reorganization. As part of its reorganization plan, the Company has been in continuous negotiations with the various parties involved. Such discussions are ongoing and the Company anticipates it will be filing a plan with the Bankruptcy Court in the next few months.
    As previously announced, the Company has minimal cash and was unable to manufacture products due to limited inventories and unfavorable financial relationships with its vendors. As a result, the Company has furloughed the majority of its work force until the cash flow issues are resolved and funding to build additional inventory is available.
    As previously disclosed in its most recently filed SEC Form10-Q Quarterly Report (Q1, May 15, 2003) and Form 10-K Annual Report, the Company indicated that it had suffered recurring losses from operations and has a significant accumulated deficit that raises substantial doubt about its ability to continue as a going concern. The financial statements included in the previously filed SEC reports do not include any adjustments that might result from the outcome of these uncertainties, including the bankruptcy and subsequent reorganization.
    Once the Company's plan is submitted and approved, the Company may be required to adopt "fresh start" reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, Financial Reporting by Entities in reorganization Under the Bankruptcy Code ("SOP 90-7"). Fresh-start reporting may result in material changes to the Company's balance sheet, including valuation of assets at fair value in accordance with principles of the purchase method of accounting, valuation of liabilities pursuant to provisions of the Plan (when and if approved) and valuation of equity based on the reorganization value of the ongoing business.

    This press release contains forward-looking statements regarding future events and future performance of the Company, including statements with respect to consummation of a proposed transaction and commercialization of products, all of which involve risks and uncertainties that could materially affect actual results. Such statements are based on Management's current expectations and actual results could differ materially. Investors should refer to documents that the Company files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause the actual results to vary from current expectations and the forward-looking statements contained in this press release. Such Filing includes, without limitation, the Company's Form 10-K, Form 10-Q and Form 8-K reports.

     For additional information, please contact:
     Lasersight Incorporated
     (407) 678-9900 ext. 117

SOURCE  Lasersight Incorporated
    -0-                             11/13/2003
    /CONTACT:  Lasersight Incorporated, +1-407-678-9900, ext. 117/
    /Photo: NewsCom: http://www.newscom.com/cgi-bin/prnh/20020514/LASELOGO ) AP Archive: http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.lasetech.com /
    (LASEQ)

CO:  LaserSight Incorporated
ST:  Florida
IN:  MTC OTC
SU: